JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D/A (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Striker Energy Corp., a Nevada corporation, and that this agreement may be included as an exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 27, 2010.

OPEX ENERGY CORP.

Per: /s/ Joseph Carusone
        Joseph Carusone
        President and Chief Executive Officer

/s/ Joseph Carusone
JOSEPH CARUSONE